SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Behringer

ADVISORS

Please note the following communication will be sent to producing advisors of Vertical Capital Income Fund.

Dear Financial Advisor,

Behringer Advisors recently sent you an email notifying you of the upcoming proxy vote regarding the permanent appointment of Behringer Advisors, LLC as adviser of the Vertical Capital Income Fund (the “Fund”). Both the Independent Trustees and Board of Trustees recommend that shareholders vote FOR approval of Behringer Advisors as the new Fund adviser, and we believe it is in the best interests of shareholders do so. The Fund continues to perform as expected—most notably during recent market volatility. Finalizing this appointment now will help avoid disruption of the management of the fund. It will also prevent the unnecessary additional expense of a second proxy vote, should it be required due to insufficient response. For your convenience, a copy of the letter that was mailed to your client from the Proxy Servicer can be downloaded.

If your client has misplaced the proxy materials or has any questions about the materials, please encourage him or her to contact the proxy information line at 855.723.7822. This line also provides a very efficient way for shareholders to cast their vote and we encourage this immediate action.

Thank you for your business and for your attention to this matter.

Michael D. Cohen

President, Behringer

President, Vertical Capital Income Fund

3220-1 • Published 10/15 • © 2015 Behringer                                                                               behringeradvisors.com •

866.655.3600

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Behringer Advisors, LLC is the SEC-registered investment advisor and affiliate of Behringer Harvard Holdings, LLC.

NOTICE: The information contained in this email may be confidential and/or legally privileged. It has been sent for the sole use of the intended recipient(s). If the reader of this message is not an intended recipient, or the employee or agent responsible to deliver it to the intended recipient, you are hereby notified that any unauthorized review, use, disclosure, dissemination, distribution, or copying of this communication, or any of its contents, is strictly prohibited. If you have received this communication in error, please immediately notify us by telephone (214.655.1600), and destroy all copies of the message and its attachments without reading, printing or saving in any manner. Thank you.

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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY OCTOBER 30, 2015

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

VERTICAL CAPITAL INCOME FUND

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for October 30, 2015. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

The Board of Trustees recommends a vote FOR both proposals.

If you have any questions or would like to vote, please call the number listed below:

1- 855-723-7822

Your vote is important no matter the size of your Fund holdings. Please remember to vote all of your accounts in each fund. It is important that we received your vote prior to the October 30, 2015 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card(s) and enter the control number that appears on the proxy card(s). Follow the on-screen prompts to vote.	Return the executed proxy card(s) in the postage-paid envelope provided so it is received by October 30, 2015.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING